Exhibit 10.24

AMENDMENT NO. 1 TO NON-BINDING LETTER OF INTENT

This Amendment No. 1 to Non-Binding Letter of Intent (“Amendment”) is entered into and made effective as of January 31, 2024 by and between Akanda Corp. (“Akanda”) and Somai Pharmaceuticals Ltd. (“Somai”). Akanda and Somai are collectively referred to as the “Parties” and singularly referred to as “Party.”

RECITALS

WHEREAS, Akanda and Somai are parties to that certain non-binding letter of intent entered into on November 21, 2023 (the “LOI”). Capitalized terms not defined herein shall have the meaning ascribed to them in the LOI;

WHEREAS; pursuant to the LOI, the Parties intended to close the Proposed Transaction by January 31, 2024 but have mutually agreed it is in their mutual best interests to extend the closing of the Proposed Transaction and to amend certain provisions in the LOI as set forth herein.

NOW, THEREFORE, in consideration of the promises, the performance of the covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties to this Amendment hereby represent, warrant, consent, and agree as follows:

1.	The term of the LOI shall be extended to March 31, 2024.

2.	The Purchase Price shall be reduced to USD $2,000,000, with $500,000 deposit placed in escrow with Lawson Lundell and the remainder due upon the closing of the Proposed Transaction. Akanda Corp. shall furnish explicit instructions to its legal counsel, WLG Gowling, mandating the transfer of the deposit amount of USD $500,000 to the escrow account already established at Lawson Lundell LLP.

3.	The LOI and this Amendment will be publicly disclosed by Akanda no later than February 1, 2024 in accordance with United States securities laws and The Nasdaq Capital Market requirements.

4.	The Parties expressly acknowledge and agree that except as specifically set forth in this Amendment, the LOI shall remain unmodified and in full force and effect.

5.	This Amendment may be executed by email via scanned PDF and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute the same agreement.

IN WITNESS WHEREOF, the Parties hereto have knowingly and voluntarily executed this Amendment on January 31, 2024.

AKANDA CORP.

By:	/s/ Katie Field
Name:	Katie Field
Title:	Interim Chief Executive Officer

SOMAI PHARMACEUTICALS LTD.

By:	/s/ Vasiliki Koutelieri
Name:	Vasiliki Koutelieri
Title:	Director